Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued the following audit reports, which are included in this Registration Statement (Form S-11) and the related prospectus: (1) our report dated May 24, 2013, with respect to the financial statements of Physicians Realty Trust; (2) our report dated July 3, 2013 with respect to the combined financial statements of Ziegler Healthcare Real Estate Funds; (3) our report dated  October 29, 2013 with respect to the statement of revenues and certain direct operating expenses of the Plano Property; (4) our report dated October 31, 2013 with respect to the statement of revenues and certain direct operating expenses of the Crescent City Property; and (5) our reports dated November 12, 2013 with respect to the statements of revenues and certain direct operating expenses of the East El Paso Property, the Foundation OKC Property, the Pensacola Property, the Eagles Landing Property, and the Columbus Property.  We hereby consent to the use of the aforementioned reports in this Registration Statement and the related prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ Plante & Moran, PLLC

Chicago, Illinois

November 13, 2013